Deloitte & Touche, LLP
                       Chartered Accountants
                        1055 Dunsmuir Street
                 Vancouver, British Columbia V7X 1P4


February 22, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Urbana.ca, Inc. - Form S-8

Dear Sir/Madame:

As certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Urbana.ca, Inc., a Nevada corporation (formerly known as Integrated Carbonics Corp.) ("Company"), of our report dated March 17, 1999 in the Company's Form 10-KSB for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Deloitte & Touche, LLP

Deloitte & Touche, LLP